UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2016

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)
(405) 848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 15, 2016, Chesapeake Energy Corporation (the “Company”) issued a press release announcing the engagement of Goldman Sachs Bank USA, Citigroup Global Markets Inc. and MUFG Union Bank, N.A. to assist with the arrangement of a secured five-year term loan in an aggregate principal amount of $1.0 billion. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in the press release is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in the press release will not be incorporated by reference into any document filed by Chesapeake Energy Corporation under the Securities Act of 1933, as amended, except as set forth by specific reference in such filing.

Item 8.01 Other Events.

Barnett and Related Transactions

On August 10, 2016, subsidiaries of the Company entered into a Purchase and Sale Agreement with Saddle Barnett Resources, LLC, a portfolio company of First Reserve Corporation (“Saddle Resources”), pursuant to which the Company agreed to convey substantially all of its interests in the Barnett Shale operating area located in North Texas (the “Operating Area”) to Saddle Resources in exchange for nominal cash consideration and Saddle Resources’ making payments to certain of the Company’s counterparties to restructure existing gathering and transportation agreements covering the Operating Area (the “Transaction”).

In connection with the Transaction, the Company has agreed to terminate a Gas Gathering Agreement with an affiliate of Williams Partners L.P. (“Williams”) covering the Operating Area effective upon the consummation of the Transaction. The Company has agreed to pay $334 million in cash to Williams in connection with the termination and for projected minimum volume commitment shortfall payments and future committed fees pertaining to the Operating Area.

The Transaction is subject to a number of closing conditions, including (i) Saddle Resources entering into satisfactory gathering and transportation agreements covering the Operating Area, (ii) the satisfaction of certain third-party consents and preferential rights to purchase and (iii) other customary closing conditions. The Transaction is expected to close in the third quarter of 2016.

In addition, the Company has renegotiated its cost-of-service gas gathering agreement with Williams in its Mid-Continent operating area to a fixed-fee arrangement in exchange for a payment by the Company of $66 million as a prepayment for services to be rendered under the renegotiated gathering agreement.

Separately, the Company has closed the sale of its rights under a long-term gas supply contract for $146 million in cash proceeds. Under the long-term supply contract, which was entered in 2013, the Company agreed to supply all of the natural gas supplies required for a methanol plant owned by a third party over a 10-year period beginning in May 2015.

Tender Offers

On August 15, 2016, the Company issued a press release announcing that the Company has commenced cash tender offers to purchase up to $500,000,000 aggregate purchase price, exclusive of accrued interest, of its outstanding 2.5% Contingent Convertible Senior Notes due 2037 and 2.25% Contingent Convertible Senior Notes due 2038, upon the terms and conditions set forth in an Offer to Purchase, dated August 15, 2016, and the related Letter of Transmittal. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 15, 2016, the Company also issued a press release announcing that the Company has commenced cash tender offers to purchase up to $500,000,000 aggregate purchase price, exclusive of accrued interest, of its outstanding 6.25% Euro-denominated Senior Notes due 2017, 6.5% Senior Notes due 2017, 7.25% Senior Notes due 2018, Floating Rate Senior Notes due 2019, 6.625% Senior Notes due 2020, 6.875% Senior Notes due 2020, 6.125% Senior Notes due 2021, 5.375% Senior Notes due 2021, 4.875% Senior Notes due 2022 and 5.75% Senior Notes due 2023 upon the terms and conditions set forth in an Offer to Purchase, dated August 15, 2016, and the related Letter of Transmittal. A copy of the press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated August 15, 2016.
99.2	Chesapeake Energy Corporation press release dated August 15, 2016.
99.3	Chesapeake Energy Corporation press release dated August 15, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary
Date:    August 15, 2016

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated August 15, 2016.
99.2	Chesapeake Energy Corporation press release dated August 15, 2016.
99.3	Chesapeake Energy Corporation press release dated August 15, 2016.